UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2009 (April 24, 2009)

Lexon Technologies, Inc. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	0-24721 (Commission File Number)	87-0502701 (IRS Employer Identification No.)

8 Corporate Park, Suite 300, Irvine, CA (Address of principal executive offices)	92606 (Zip Code)

Registrant's telephone number, including area code (949) 752-7700

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective April 24, 2009, the Board of Directors of Lexon Technologies, Inc. (the “Company”) dismissed Kim & Lee Corporation, Certified Public Accountants (“Kim & Lee”) as its independent auditors for the fiscal year ended December 31, 2008 and approved the engagement of Choi, Kim & Park, LLP (“CKP”) as Kim & Lee’s replacement.  The decision to change auditors was approved by the Company’s Board of Directors.

For the last two fiscal years, Kim & Lee’s reports on the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles.  For the last two fiscal years and any subsequent interim period preceding the dismissal, there were no disagreements with Kim & Lee on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Kim & Lee would have caused Kim & Lee to make reference to the matter in their reports.

The Company has provided a copy of this disclosure to Kim & Lee and requested Kim & Lee to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Kim & Lee agrees with the statements made by the Company in this report, and, if not, stating the respects in which they do not agree.  A copy of Kim & Lee’s response is included as an exhibit to this report.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

16.1           Letter dated April 24, 2009 from Kim & Lee regarding the statements made by the Company in this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEXON TECHNOLOGIES, INC.

Dated: April 28, 2009	By:	/s/ Hyung Soon Lee
Hyung Soon Lee
Chief Executive Officer